EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2012, relating to the consolidated financial statements of Solazyme, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Solazyme, Inc. and subsidiaries for the year ended December 31, 2011, and the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

December 12, 2012